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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Pegasus Satellite Communications, Inc., formerly Pegasus Communications Corporation, of our report dated February 27, 2001 relating to the financial statements of Pegasus Satellite Communications, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 14, 2001